EXHIBIT 5.1


(Testa, Hurwitz & Thibeault, LLP Letterhead)
                                                                   June 9, 1998


Teradyne, Inc.
321 Harrison Avenue
Boston, Massachusetts 02118

      Re: Amendment to Registration Statement on Form S-8 Relating to the Teradyne, Inc. 1996 Employee Stock Purchase Plan (the "1996 Plan") and the 1997 Employee Stock Option Plan (the "1997 Plan")
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Ladies and Gentlemen:

      Reference is made to the above-captioned Amendment to Registration Statement on Form S-8 (the "Amendment) filed by Teradyne, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 8,000,000 shares of Common Stock, $.125 par value, of the Company (the "Shares").

      We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined original or certified copies of the Company's certificate of incorporation, as amended, the Company's by-laws, as amended, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter.

      We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America, and the General Corporation Law of the State of Delaware.

      Based upon and subject to the foregoing, we are of the opinion that the Shares issued or proposed to be issued by the Company pursuant to the 1996 Plan and the 1997 Plan (collectively, the "Plans") will be, upon receipt of the consideration provided for in each of the Plans, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of each of the Plans.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                            Very truly yours,



                                            /s/ Testa, Hurwitz & Thibeault, LLP
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                                            TESTA, HURWITZ & THIBEAULT, LLP